Exhibit 99.2
Holly Energy Partners Declares Distribution
Increases quarterly distribution from $0.625 to $0.64 per unit
DALLAS, TX, April 25, 2006 — Holly Energy Partners, L.P. (NYSE-HEP) today announced declaration of its cash distribution, for the first quarter of 2006, of $0.64 per unit. For the prior quarter, $0.625 was distributed to unit holders. The distribution will be paid May 15, 2006 to unit holders of record May 5, 2006.
A conference call has been scheduled later this morning at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is 8069063. For those who would like to listen to this call via the internet, you may access the call at:
http://audioevent.mshow.com/296424/
Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. Enter Conference ID: 8069063. This audio archive will be available through May 8, 2006.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product transportation and terminal services to the petroleum industry, including Holly Corporation, which owns a 45% interest (including the general partner interest) in the Partnership. The Partnership owns and operates petroleum product pipelines and terminals primarily in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
Treasury and Investor Relations
Holly Energy Partners
214/871-3555